EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated April 30, 2010, included in this Annual Report of the Lodgian, Inc. 401(k) Plan on Form 11-K for the year ended December 31, 2009, into the Plan’s previously filed Registration Statement No. 333-124456.
/s/ GIFFORD, HILLEGASS & INGWERSEN, LLP
Atlanta, Georgia
April 30, 2010